Exhibit 3.29

RESTATED ARTICLES OF INCORPORATION

OF

RADIATION ONCOLOGY MEDICAL GROUP OF SOUTHERN CALIFORNIA, INC.

The undersigned certify that:

1.             They are the President and the Secretary, respectively, of RADIATION ONCOLOGY MEDICAL GROUP OF SOUTHERN CALIFORNIA, INC., a California corporation.

2.             The Articles of Incorporation of this corporation are amended and restated to read as follows:

“FIRST

The name of this corporation is FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC.

SECOND

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD

This Corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 25,000.

FOURTH

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIFTH

Corporate agents, as that term is defined in Corporations Code Section 317, may be indemnified to the fullest extent permissible under California law.”

3.             The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the Board of Directors.

4.             The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the Corporation is one thousand three hundred thirty-three and thirty-three hundredths (1,333.33).  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than fifty percent (50%).

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:	8/23/05

/s/ Robert J. Woodhouse
ROBERT J. WOODHOUSE, M.D.
President

/s/ Donald C. Karon
DONALD C. KARON, M.D.
Secretary